Exhibit 23.2

   CONSENT OF BDO SEIDMAN, LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-36026, No. 333-64536, No. 333-74753, No. 333-76780, No.
333-100392,  No. 333-102837, No. 333-108778, No. 333-104791, No. 333-112165, and
No. 333-121876) and Forms S-8 (No. 333-38506,  No. 333-32545, No. 333-65916, No.
333-65928,  No. 333-102744,  No. 333-116328 and No. 333-106922) of Cardima, Inc.
of our report dated February 18, 2005, relating to the 2004 and 2003 financial statements and schedule, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/    BDO SEIDMAN, LLP

San Francisco, California

May 4, 2006